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                                                                      EXHIBIT 21

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                         SUBSIDIARIES OF THE REGISTRANT


  SUBSIDIARY                                         STATE OF INCORPORATION
  ----------                                         ----------------------
Sage Life Assurance Company of New York                      New York